Exhibit 99.1

Echelon Reports First Quarter Earnings per Share of $0.10

Results Exceed Analysts’ Expectations of $0.07

SAN JOSE, CA – April 15, 2003 – Echelon Corporation (NASDAQ: ELON) today announced financial results for the quarter ended March 31, 2003, of $0.10 per diluted share, beating analysts’ consensus estimates of $0.07 per share.

“Despite economic conditions around the world which show no signs of improvement, Echelon turned in another very successful quarter,” said M. Kenneth Oshman, Echelon’s chairman and chief executive officer. “I am particularly pleased with the progress we made in executing on our long-term plan for growth. This quarter we announced two very important products that extend our infrastructure solution at both ends of the spectrum — our Panoramix™ enterprise software platform, the first fruits of last year’s acquisition of BeAtHome and our power line smart transceivers. With their low cost, minute size, and high reliability, we believe our power line smart transceivers will open new markets for intelligent everyday devices and will further propel our growth. At the other end of our networking infrastructure solution, the Panoramix platform makes it quick and easy to interact with networks of everyday devices across hundreds or thousands of facilities. We believe that this will help speed the adoption of our solutions within the commercial, retail, industrial, and utility markets. Also, we recently completed the acquisition of certain assets from Metering Technology Corporation (MTC), bringing us a strong foundation upon which to build the high-value, low-cost electricity meters central to our utility solution. The utility market is a very important one and we believe that it represents a very large growth opportunity for Echelon.”

Revenues for the quarter ended March 31, 2003 were $32.6 million, an increase of 18% over revenues of $27.6 million for the same period in 2002. Net profit for the quarter ended March 31, 2003 was $4,217,000, or $0.10 cents per share, based on a fully diluted weighted average of 40,396,000 common shares outstanding, compared to a net profit of $2,687,000, or $0.07 cents per share, based on a fully diluted weighted average of 41,085,000 common shares outstanding for the same period in 2002. Gross margin for the quarter ended March 31, 2003 was 50.7%, compared with 51.0% for the same period in 2002. Total operating expenses for the quarter ended March 31, 2003 were $12.7 million, compared to $12.2 million for the same period in 2002.

Echelon’s first quarter of 2003, as previously announced, was marked by significant product announcements, a strong showing at the nation’s largest building automation show, additions to the company’s executive staff, passing an audit for ISO 9001:2000 certification and, just after the end of the first quarter, the signing of a definitive agreement to purchase certain assets from Metering Technology Corporation.

In January, Echelon announced the new PL-3120® and PL-3150® power line smart transceivers. Based on the company’s field-proven, standards-based power line signaling technology deployed in millions of electricity meters and other applications worldwide, the PL-31XX smart transceivers pack a Neuron® chip core along with the power line technology found in Echelon’s PLT-22 power line transceivers into a single system-on-chip. Priced at under $10 in single unit quantities and lower for higher volume quantities, the PL-31XX smart transceivers set a new standard in combining worldwide proven field reliability and performance and an extremely small form factor.

At the 2003 International Air-Conditioning, Heating, Refrigerating Exposition (AHR Expo), the country’s largest event for the heating, ventilating, air conditioning, and refrigeration industry, Echelon and 15 other companies participated in joint activities showing the market momentum of the LONWORKS® platform in the buildings industry. Honeywell, Wago, Distech Controls, the LONMARK® Interoperability Association, FieldServer Technologies, Triatek, TAC, Circon Systems, Kele, Yaskawa, EBC, Onicon Inc., Raypack, Novar Controls, Ebtron, and AC Tech showed LONWORKS solutions serving a full spectrum of building automation needs.

Also in January, the company announced that Kathy Bloch, formerly of Wilson Sonsini Goodrich & Rosati joined Echelon as senior vice president and general counsel.

In March, Echelon released the Panoramix enterprise software platform – extending the company’s infrastructure offering with a powerful aggregation software platform. The Panoramix platform enables enterprises with hundreds or thousands of remote facilities to harvest valuable data trapped in automation networks such as energy consumption and operating status to be fed into business management systems. Using the Panoramix platform, enterprises can access such data to forecast consumption, better manage service level agreements, tie environmental data to purchasing or revenue patterns, and deliver other valuable applications — allowing companies to extend their enterprise into everyday devices.

Also in March, Echelon successfully passed an audit by TÜV Management Service to the ISO 9001:2000 with design standards without any non-conformances and as a result is being processed for ISO certification. Certification to the ISO 9001:2000 quality standard is distinguished from earlier ISO quality certifications in its emphasis on customer focus and satisfaction and continuous assessment and improvement processes. Echelon implemented its Quality Management System in January 2002 and passed the ISO audit on its first attempt.

On April 11th, we completed the acquisition of certain assets from privately held Metering Technology Corporation (MTC). We intend to apply MTC’s engineering capabilities and market knowledge related to communicating meters to create electricity meters that will enable Echelon to augment its end-to-end Networked Energy Services (NES) system using its market-leading power line smart transceivers and its highly reliable system architecture. The NES system is designed to leverage Echelon’s end-to-end LONWORKS device networking infrastructure to offer substantial operational savings to electric utilities worldwide while at the same time allowing them to increase the quality of service to customers.

For those interested in further discussion regarding this release, Echelon’s management will participate in a conference call today at 2:00 pm PDT. To access the conference call, dial 1-800-388-8975 (callers outside the US please use +1-973-694-2225); however, due to a limited number of available phone lines, the company asks that only those persons without Web access call this number. The call will be available live today, and for playback on the Investor Relations section of Echelon’s web site (www.echelon.com) through April 25th, 2003.

About Echelon Corporation

Echelon Corporation is the creator of the LONWORKS platform, the world’s most widely used standard for connecting everyday devices such as appliances, thermostats, air conditioners, electric meters, and lighting systems to each other and to the Internet. Echelon’s hardware and software products enable manufacturers and integrators to create smart devices and systems that lower cost, increase convenience, improve service, and enhance productivity, quality, and safety. Thousands of companies have developed and installed more than 30 million LONWORKS based devices into homes, buildings, factories, trains, and other systems worldwide.

The protocol underlying LONWORKS networks and the signaling used by Echelon’s power line and free topology transceivers have been adopted as standards by the American National Standards Institute (ANSI). Echelon is a founding member of the LONMARK Interoperability Association, an open industry forum of hundreds of leading manufacturers, integrators, and users dedicated to promoting the use of interoperable LONWORKS devices. More information about LONMARK interoperability is available at http://www.lonmark.org. Further information regarding Echelon can be found at http://www.echelon.com.

###

Echelon, LONWORKS, LONMARK, 3120, 3150, Neuron, the LONMARK logo, and the Echelon logo are trademarks of Echelon Corporation registered in the United States and other countries. Panoramix is a trademark of Echelon Corporation in the United States and other countries. Other marks belong to their respective holders.

This press release may contain statements relating to future plans, events or performance. Such statements may involve risks and uncertainties, including risks associated with uncertainties pertaining to the risks that the R&D activities or subsequent product deployment activities with Enel are not successful, do not meet their target dates, do not expand or gain momentum, or are terminated, or that the contemplated transactions are challenged by third parties; risks that our development projects with other parties are not successful; risks relating to the development of markets for Echelon’s products and services and the ability of those products and services to perform as designed and meet customer and consumer expectations; risks related to the timing and amount of revenues, if any, derived from the Panoramix software platform; risks related to our acquisition of certain assets of MTC, including integrating MTC’s technology into the NES system and integrating MTC employees into Echelon, and the effect of the acquisition on Echelon’s expenses and operating results this quarter and in future periods; and other risks identified in Echelon’s SEC filings. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Echelon undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The financial statements that follow should be read in conjunction with the notes set forth in Echelon’s Form 10-Q when filed with the Securities and Exchange Commission; and with our 2002 annual report on Form 10-K, which was filed with the Securities and Exchange Commission in March 2003.

ECHELON CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31, 2003	December 31, 2002
ASSETS
Current Assets:

Cash and cash equivalents	$25,797	$34,941
Short-term investments	113,198	99,548
Accounts receivable, net	26,479	22,930
Inventories	6,517	7,991
Other current assets	2,351	3,217

Total current assets	174,342	168,627
Property and equipment, net	16,762	16,677
Other long-term assets	21,398	22,188

	$212,502	$207,492

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:

Accounts payable	$7,700	$5,993
Accrued liabilities	3,765	3,773
Current portion of deferred revenues	1,193	2,541

Total current liabilities	12,658	12,307

Deferred rent	194	167
Total stockholders’ equity	199,650	195,018

	$212,502	$207,492

ECHELON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2003	2002
REVENUES:
Product	$32,393	$27,226
Service	245	359

Total revenues	32,638	27,585

COST OF REVENUES:
Cost of product	15,408	12,835
Cost of service	686	671

Total cost of revenues	16,094	13,506

Gross profit	16,544	14,079

OPERATING EXPENSES:
Product development	5,095	5,620
Sales and marketing	4,670	4,286
General and administrative	2,936	2,252

Total operating expenses	12,701	12,158

Income from operations	3,843	1,921

Interest and other income, net	741	1,000

Income before provision for income taxes	4,584	2,921
Provision for income taxes	367	234

NET INCOME	$4,217	$2,687

NET INCOME PER SHARE:
Basic	$0.11	$0.07

Diluted	$0.10	$0.07

SHARES USED IN COMPUTING NET INCOME PER SHARE:
Basic	39,788	39,029

Diluted	40,396	41,085

ECHELON CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2003	2002
Cash flows provided by operating activities:
Net income	$4,217	$2,687
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	1,050	864
In-process research and development	—	400
Provision for doubtful accounts	11	30
Deferred compensation expense	—	31
Change in operating assets and liabilities:
Accounts receivable	(3,560)	(1,219)
Inventories	1,474	(353)
Other current assets	866	(360)
Accounts payable	1,707	(1,851)
Accrued liabilities	(8)	(148)
Deferred revenues	(1,348)	(92)
Deferred rent	27	31

Net cash provided by operating activities	4,436	20

Cash flows used in investing activities:
Purchase of available-for-sale short-term investments	(50,173)	(12,540)
Proceeds from maturities and sales of available-for-sale short-term investments	36,523	18,726
Unrealized gains (losses) on securities	(29)	(430)
Purchase of BeAtHome.com, Inc.	—	(5,780)
Purchase of restricted investments	(169)	—
Change in other long-term assets	825	50
Capital expenditures	(1,001)	(478)

Net cash used in investing activities	(14,024)	(452)

Cash flows provided by financing activities:
Proceeds from issuance of common stock	477	830

Net cash provided by financing activities	477	830

Effect of exchange rates on cash:	(33)	(74)

Net increase (decrease) in cash and cash equivalents	(9,144)	324
Cash and cash equivalents:
Beginning of period	34,941	23,232

End of period	$25,797	$23,556